UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT
                         PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

        Date of Report (Date of earliest event reported):  October 1, 1999



                             WARRANTECH CORPORATION
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             (Exact name of registrant as specified in its charter)

_____Delaware____                ____0-13084____              ___13-3178732____
(State or other juris-         (Commission File Number)           (IRS Employer
diction of incorporation)                                   Identification No.)

                    300 Atlantic Street, Stamford, Connecticut      ___06901___
                     (Address of Principal Executive Offices)       (Zip Code)

Registrant's  telephone  number,  including area code (203) 975-1100

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Item 5.             Other Events.


Letter from the Division of Corporation Finance of the Securities and Exchange Commission

     By letter dated October 1, 1999 (the "DCF Letter"), the Division of Corporation Finance of the Securities and Exchange Commission (the "DCF") responded to Warrantech Corporation's (the "Registrant" or "Warrantech") request that the DCF review its accounting policies concerning revenue recognition on certain extended service contracts. The DCF Letter stated that the DCF believes that the Registrant should recognize revenue from service contracts in which it is the obligor in accordance with Financial Accounting Standards Board Technical Bulletin 90-1 ("TB 90-1"). The Registrant is currently preparing its financial statements to comply with the revenue recognition under TB 90-1.

     With respect to service contracts in which Warrantech is not the obligor, the DCF further stated its opinion that it believes that Warrantech is required to recognize administrative fees on a straight-line basis over the life of the contracts that it administers. The Registrant currently recognizes a substantial portion of its administrative fee income in the year in which the service contracts are sold because a substantial amount of that income relates to expenses that are incurred in connection with the acquisition of the service contract business. The Registrant currently defers only that portion of the administrative fee income which pertains to administrating claims over the life of the contracts. The Registrant has requested the DCF to reconsider its position with respect to this revenue recognition issue and, at the suggestion of the DCF, the Registrant will be submitting further information substantiating its position.

     Lastly, the DCF stated in the DCF Letter that the Registrant should exclude from its gross revenue that portion of the dealer-obligor service contract payments it receives which pertains to the premium that is paid to the insurance companies. In accordance with prior communications which the Registrant has had with the DCF, the Registrant currently includes the premium cost as part of its gross revenues and simultaneously recognizes premium cost as a direct cost of sales relating to the service contracts.

     Warrantech anticipates that the changes in the Registrant's revenue recognition policy which are recommended in the DCF Letter will most likely result in Warrantech's deferring a substantial portion of its revenues to future periods with a concomitant decrease in current revenues. As a result, the accounting changes could have a materially adverse effect on shareholder equity for current and prior periods, although the resultant increase in deferred revenue will be recognized in future periods. Until the Registrant completes its revenue recognition models to comply with the DCF's Letter the actual impact of the changes cannot be assessed for the most recent fiscal year or prior years.

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     Once the  Registrant  receives  clarification  of the DCF's position on the remaining open accounting issue, Warrantech's independent auditors will complete its audit of the Registrant's financial statements and the Registrant's Form 10-K will be completed for the fiscal year ended March 31, 1999. As part of the financial statements for the Form 10-K, the Registrant intends to include in its results of operations for the third quarter ended December 31, 1998, a reduction of $2.5 million in revenue which it had previously taken in the fourth quarter, the net effect of which will be no change for the fiscal year. The Registrant is also considering a restructuring of its business model in order to permit
revenue   recognition  more  reflective  of  the  Registrant's  actual  business operations.

The Letter from PricewaterhouseCoopers LLP

     On October 5, 1999, the Registrant sent notification of the DCF's position to PricewaterhouseCoopers LLP ("PWC"), which is the successor firm of Coopers & Lybrand L.L.P. Coopers & Lybrand L.L.P. were the independent auditors retained by the Registrant to audit the consolidated financial statements of the Registrant and its subsidiaries as of and for the fiscal years ended March 31, 1998, March 31, 1997, March 31, 1996 and March 31, 1995. In a letter dated October 8, 1999, PWC notified the Registrant that the reports of Coopers & Lybrand L.L.P. with respect to the aforesaid consolidated financial statements should no longer be relied upon.

The Registrant's Business

     The Registrant, through its subsidiaries, administers and markets service contracts and after-market warranties on automobiles, automotive components, recreational vehicles, appliances, consumer electronics, computer and computer peripherals for retailers, distributors and manufacturers. The Registrant continues to expand its domestic and global penetration, and now provides its services in the United States, Canada, Mexico, the United Kingdom, Puerto Rico and Latin America.

Safe Harbor Statement Pursuant to the Securities Litigation Reform Act of 1995

     This Form 8-K contains forward-looking statements which are subject to risks and uncertainties, including, but not limited to, analysis of the service contracts for the purpose of computing the amount of any revenue which must be deferred, the number of prior period financial results which may have to be restated, the continuation of current levels of business activity, the impact of competitive products, product demand and market acceptance risks, reliance on key strategic alliances, fluctuations in operating results and other risks detailed from time to time in the Registrant's filings with the Securities and Exchange Commission. These risks could cause the Registrant's actual results for the current fiscal year and beyond to differ materially from those expressed in any forward-looking statements made by, or on behalf of, the Registrant.


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                                                    SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.





                                                      WARRANTECH CORPORATION



Date:  October 18, 1999                         By:  /s/ Richard F. Gavino
                                                     ------------------------
                                                      Richard F. Gavino
                                                      Chief Financial Officer


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